Back to Form S-3
Exhibit 5.1

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
August 6, 2012

WellCare Health Plans, Inc.,
8725 Henderson Road,
Renaissance One,
Tampa, Florida 33634.

Ladies and Gentlemen:

We are acting as special counsel to WellCare Health Plans, Inc., a Delaware corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement registers senior and subordinated debt securities, preferred stock, common stock, warrants and stock purchase contracts of the Company, depositary shares representing interests in preferred stock of the Company, and units comprised of the foregoing (collectively, the “Securities”).

In connection with the filing of the Registration Statement, we, as your special counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors authorizing the issuance of the Securities (the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1) Debt Securities.  The indentures relating to the senior debt securities and the subordinated debt securities, in the respective form filed as an exhibit to the Registration Statement, have been duly authorized by the Company.  When the Registration Statement has become effective under the Act, when the indentures relating to the senior debt securities and the subordinated debt securities have been duly executed and delivered substantially in the forms so filed, when the terms of the debt securities to be issued under the two indentures described above (the “Indenture Securities”) and of their issuance and sale have been duly established in conformity with the related indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or

WellCare Health Plans, Inc.	-2-

governmental body having jurisdiction over the Company, and when the Indenture Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The debt securities covered by the opinion in this paragraph include any debt securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any stock purchase contracts or units that may be issued under the indentures relating to the debt securities.

(2) Common Stock.  When the Registration Statement has become effective under the Act, when the terms of the sale of the common stock have been duly established in conformity with the Company’s certificate of incorporation and when the common stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the common stock will be validly issued, fully paid and non-assessable.  The common stock covered by the opinion in this paragraph includes any common stock that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Preferred Stock.  When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which the warrants are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The warrants covered by the opinion in this paragraph include any warrants that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

WellCare Health Plans, Inc.	-3-

(4) Stock Purchase Contracts.  When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which the stock purchase contracts are to be issued have been duly established and such governing documents have been duly executed and delivered, when the terms of such stock purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such stock purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such stock purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The stock purchase contracts covered by the opinion in this paragraph include any stock purchase contracts that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

(5) Units.  When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which the units are to be issued have been duly established and such unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The units covered by the opinion in this paragraph include any units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities, but they do not include any Indenture Securities.

WellCare Health Plans, Inc.	-4-

(6) Depositary Shares.  When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares are to be issued have been duly established and such deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreement, when the preferred stock represented by the depositary shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The depositary shares covered by the opinion in this paragraph include any depositary shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Securities.

In rendering the foregoing opinion, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment.  In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

WellCare Health Plans, Inc.	-5-

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.  We have assumed, without independent verification, that all governing documents under which the Securities are to be issued, as well as the stock purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and that the signatures on documents examined by us are genuine.  We have further assumed that the issuance or delivery by the Company of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.  Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP